EXHIBIT 10.6

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is entered into as of April 24, 2007, by USANA HEALTH SCIENCES, INC., a Utah corporation (together with its successors, “Borrower”), and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Bank”).

RECITALS

A.            Borrower and Bank are parties to that certain Credit Agreement dated as of June 16, 2004, as amended by that certain Waiver and Amendment to Credit Agreement dated as of February 2, 2006 and as amended by that certain Amendment to Credit Agreement dated as of May 17, 2006 (as the same may be amended, modified or extended from time to time, the “Credit Agreement”) and the related Loan Documents described therein.

B.            Pursuant to the terms of the Credit Agreement, Bank has made and does make available to Borrower a revolving line of credit in the amount of $25,000,000, which amount, by agreement of Borrower and Bank, could be increased to $40,000,000.

C.            Borrower has requested that Bank increase the amount of the revolving line of credit to $40,000,000, which Bank has agreed to do on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained, and for other good and valuable consideration receipt of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

1.             Definitions; Interpretation.  All capitalized terms used in this Amendment and not otherwise defined herein have the meanings specified in the Credit Agreement.  The rules of construction and interpretation specified in Sections 1.02 and 1.05 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.

2.             Amendments to Credit Agreement.  The Credit Agreement is amended as follows:

(a)           Amendment to Definitions.  In Section 1.01, amendments are made to the definitions, as follows:

(i)            Commitment.  The definition of “Commitment” is amended and restated to read as follows:

“Commitment” means the obligation of Bank to make Loans and L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed $40,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.

(b)           Deletion of Section 2.11.  Section 2.11 is hereby deleted.

(c)           Amendment to Section 6.12.  Subsection (b) of Section 6.12 is hereby amended and restated to read as follows:

(b)           Minimum EBITDA.  Maintain on a consolidated basis, as of the end of each fiscal quarter of Borrower, for the period of the four prior fiscal quarters ending on such date, Consolidated EBITDA equal to or greater than Fifty Million Dollars ($50,000,000).

(d)           Amendment to Schedule 5.06.  Schedule 5.06 is hereby amended and restated as set forth in Schedule 5.06 attached hereto.

3.             Amendments to Note.  In the heading of the Note, the reference to the amount of $25,000,000 is amended and restated to be a reference to the amount of $40,000,000 and in the first paragraph of the Note, the reference to the amount of Twenty-five Million Dollars ($25,000,000) is amended and restated to be a reference to the amount of Forty Million Dollars ($40,000,000).

4.             Conditions to Effectiveness.  Notwithstanding anything contained herein to the contrary, this Amendment shall become effective when each of the following conditions is fully and simultaneously satisfied; provided that each such condition is fully and simultaneously satisfied on or before April 30, 2006:

(a)           Delivery of Amendment.  Borrower and Bank shall have executed and delivered counterparts of this Amendment to each other;

(b)           Payment of Fees.  Borrower shall have paid to Bank an amendment fee in the amount of Fifteen Thousand Dollars ($15,000) in respect of Bank’s agreement to enter into this Amendment;

(c)           Confirmation of Guarantors.  Each Guarantor shall have executed and delivered to Bank a Consent of Guarantors in the form of Annex 1 hereto;

(d)           Corporate Authority.  Bank shall have received such evidence of corporate authority and action as Bank shall request demonstrating that the execution, delivery and performance of this Amendment has been duly authorized by Borrower;

(e)           Certificate of Responsible Officer.  Borrower shall deliver to Bank a certificate signed by a Responsible Officer of Borrower certifying that, before and after giving effect to such increase, (i) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of such certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (ii) no Default or Event of Default exists.

(f)            Representations True; No Default.  The representations of Borrower as set forth in Article V of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and

(g)           Other Documents.  Bank shall have received such other documents, instruments, and undertakings as Bank may reasonably request.

5.             Representations and Warranties.  Borrower hereby represents and warrants to Bank that each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made by the Borrower hereunder shall prove to have been incorrect in any material respect when made.

6.             No Further Amendment.  Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

7.             Reservation of Rights.  Borrower acknowledges and agrees that the execution and delivery by Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

8.             Miscellaneous.

(a)           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON; PROVIDED THAT BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)           Integration.  This Amendment, together with the other Loan Documents, comprises the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

(d)           Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)           Oral Agreements.  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Borrower and Bank have caused this Amendment to be duly executed as of the date first above written.

USANA HEALTH SCIENCES, INC.

By:	/s/ Gilbert A. Fuller
Name:	Gilbert A. Fuller
Title:	Exec. Vice Pres. and CFO

BANK OF AMERICA, N.A.

By:	/s/ James J. Teichman
Name:	James J. Teichman
Title:	Vice President